N-SAR FILING SIX MONTHS ENDING MARCH 31, 1999
CIK NO. 832808

ATTACHMENT TO ITEM 77I; 77Q1(a)


Registrant filed Articles Supplementary in the State of Maryland on November 9, 1998, pursuant to which Registrant added a new series of shares, Bernstein International Value Portfolio II. A copy of these Articles Supplementary, included as Exhibit (1)(j) to Item 24 on Post-Effective
Amendment No. 17 to Registrant's registration statement on Form N-1A is hereby incorporated by reference.